UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023

ALTERYX, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17200 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AYX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2023, Alteryx, Inc., a Delaware corporation (the “Company”), completed its previously announced sale of $450 million aggregate principal amount of its 8.75% senior notes due 2028 (the “Notes”) in a private placement to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Company received net proceeds from the offering of the Notes of approximately $441.5 million after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including potential repurchases or repayments of its outstanding convertible notes.

Indenture

On March 6, 2023, the Company entered into an indenture relating to the issuance of the Notes (the “Indenture”), by and between the Company, Alteryx UK Ltd, a wholly owned subsidiary of the Company (the “Subsidiary Guarantor”), and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee of the Notes. The Notes will be fully and unconditionally guaranteed by each of the Company’s existing and future U.S. and U.K. subsidiaries that are not Immaterial Subsidiaries (as defined in the Indenture) and any existing and future subsidiary that guarantees other indebtedness of the Company. The Subsidiary Guarantor is the sole initial guarantor of the Notes.

Interest

The Notes mature on March 15, 2028 and bear interest at a rate of 8.75% per annum. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2023.

Optional Redemption

The Company may redeem the Notes, in whole or in part, at any time prior to March 15, 2025 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any. The Company may at its election redeem all or a part of the Notes on or after March 15, 2025, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to March 15, 2025, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 108.75% of the principal amount of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

If the Company experiences a change of control triggering event (as defined in the Indenture), the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The Indenture governing the Notes contains covenants limiting the ability of the Company and/or its subsidiaries to:

•	create liens on certain assets to secure debt;

•	grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes by such subsidiary; and

•	consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of the Company’s assets to, another person.

These covenants are subject to a number of important limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes under the Indenture may declare all the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the text of the Indenture and Form of 8.75% Senior Note due 2028, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2023, the Company issued a press release announcing that it proposes to offer the Notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On March 1, 2023, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of March 6, 2023, by and among Alteryx, Inc., Alteryx UK Ltd and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 8.75% Senior Note due 2028 (included in Exhibit 4.1).

99.1	Alteryx Announces Proposed Private Offering of $350 Million of Senior Unsecured Notes Due 2028.

99.2	Alteryx Announces Upsizing and Pricing of $450 Million of Senior Unsecured Notes Due 2028.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

/s/ Christopher M. Lal
By:	Christopher M. Lal
Title:	Chief Legal Officer and Corporate Secretary

Dated: March 6, 2023